Exhibit 15
May 5, 2026

The Board of Directors and Shareowners of
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

We are aware that our report dated May 5, 2026, on our review of the interim financial information of Rockwell Automation, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is incorporated by reference in Registration Statement Nos. 333-101780, 333-149581, 333-150019, 333-157203, 333-165727, 333-180557, 333-184400, 333-205022, 333-209706, 333-234642, 333-236277, and 333-293518 on Form S-8.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin